Exhibit 99.1

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DIOD - Q3 2019 Diodes Inc Earnings Call

EVENT DATE/TIME: NOVEMBER 04, 2019 / 10:00PM GMT

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NOVEMBER 04, 2019 / 10:00PM, DIOD - Q3 2019 Diodes Inc Earnings Call

C O R P O R A T E P A R T I C I P A N T S

Brett R. Whitmire Diodes Incorporated - CFO

Emily Yang Diodes Incorporated - VP of Worldwide Sales & Marketing

Keh-Shew Lu Diodes Incorporated - CEO, President & Director

C O N F E R E N C E C A L L P A R T I C I P A N T S

Gary Wade Mobley Wells Fargo Securities, LLC, Research Division - Senior Analyst

Shawn Matthew Harrison Longbow Research LLC - Senior Research Analyst

Leanne K. Sievers Shelton Group - President

P R E S E N T A T I O N

Operator

Good afternoon, and welcome to Diodes Incorporated Third Quarter 2019 Financial Results Conference Call. (Operator Instructions) As a reminder,this conference call is being recorded today, Monday, November 4, 2019.

I would now like to turn the call over to Leanne Sievers of Shelton Group Investor Relations. Leanne, please go ahead.

Leanne K. Sievers - Shelton Group - President

Good afternoon, and welcome to Diodes' Third Quarter 2019 Financial Results Conference Call. I'm Leanne Sievers, President of Shelton Group,Diodes' Investor Relations firm.

Joining us today from Taiwan are Diodes' President and CEO, Dr. Keh-Shew Lu; Chief Financial Officer, Brett Whitmire; Vice President of WorldwideSales & Marketing, Emily Yang; and Director of Investor Relations, Laura Mehrl.

Before I turn the call over to Dr. Lu, I'd like to remind our listeners that the results announced today are preliminary as they are subject to thecompany finalizing the closing procedures and customary quarterly review by the company's independent registered public accounting firm. Assuch, these results are unaudited and subject to revision until the company files its Form 10-Q for the third quarter of 2019.

In addition, management's prepared remarks contain forward-looking statements, which are subject to risks and uncertainties, and managementmay make additional forward-looking statements in response to your questions. Therefore, the company claims the protection of the safe harborfor forward-looking statements that is contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ from those discussedtoday and, therefore, we refer you to a more detailed discussion of the risks and uncertainties in the company's filings with the Securities andExchange Commission, including forms 10-K and 10-Q. In addition, any projections as to the company's future performance represent management'sestimates as of today, November 4, 2019. Diodes assumes no obligation to update these projections in the future as market conditions may or maynot change, except to the extent required by applicable law.

Additionally, the company's press release and management statements during this conference call will include discussions of certain measuresand financial information in GAAP and non-GAAP terms. Included in the company's press release are definitions and reconciliations of GAAP tonon-GAAP items, which provide additional details. Also, throughout the company's press release and management's statements during thisconference call, we refer to net income attributable to common stockholders as GAAP net income.

For those of you unable to listen to the entire call at this time, a recording will be available via webcast for 90 days in the Investor Relations sectionof the Diodes' website at www.diodes.com.

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NOVEMBER 04, 2019 / 10:00PM, DIOD - Q3 2019 Diodes Inc Earnings Call

And now, I'll now turn the call over to Diodes' President and CEO, Dr. Keh-Shew Lu. Dr. Lu, please go ahead.

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Thank you, Leanne. Welcome everyone, and thank you for joining us today. Diodes achieved another quarter of record financials, resulting inincreased profitability and cash flow from operations. Our 9-month revenue grew 5.4% over the same period last year, while earnings increasedover 30%. This growth is especially notable at a time during which our served market was down more than 6.5%. EBITDA also set a new quarterlyrecord and represents the second consecutive quarter to exceed a $300 million annual run rate as it approaches 25% of total revenue. Further,gross margin remains above 37% of revenue as product mix continues to benefit from record revenue in the automotive end market, which remainsat 10% of total revenue, as well as our Pericom-branded IC products.

I would also like to take this time to provide an update on our proposed acquisition of Lite-On Semiconductors. As recently announced, Lite-OnSemiconductors shareholders approved the proposed acquisition at the special meeting of shareholders on October 25th. Diodes has also madea necessary regulatory filings in U.S., Taiwan and China. In China especially, we are awaiting feedback from the government, and at this time, arenot aware of any issues that would delay the closing at the expected date in April 2020.

To conclude, I'm very pleased with our year-to-date performance as we carefully navigate the seasonal softness and the inventory adjustmentsthat are typical of our industry as we approach year-end. Longer-term, I believe Diodes remains well positioned to continue delivering consistentprofitability growth with an ongoing focus on content gains in high-growth areas such as connected cars, high-end servers and storage, 5G as wellas IoT.

With that, let me now turn the call over to Brett to discuss our third quarter financial results and our fourth quarter 2019 guidance in more detail.

Brett R. Whitmire - Diodes Incorporated - CFO

Thanks, Dr. Lu, and good afternoon, everyone. As part of my financial review today, I will focus my comments on the sequential change for eachof the line items and would refer you to our press release for a more detailed review of our results as well as the year-over-year comparisons.

Revenue for the third quarter 2019 was a record $323.7 million compared to $322 million in the second quarter 2019. Gross profit for the thirdquarter remained a record $122 million or 37.7% of revenue compared to the prior quarter of $122 million or 37.9% of revenue. GAAP operatingexpenses for the third quarter 2019 were $73.3 million or 22.7% of revenue and $68.8 million or 21.3% of revenue on a non-GAAP basis, whichexcluded $4.5 million of amortization of acquisition-related intangible asset expenses. This compares with GAAP operating expenses in the secondquarter 2019 of $73.5 million or 22.8% of revenue and $69 million or 21.4% of revenue on a non-GAAP basis.

Total other income amounted to approximately $20,000 for the quarter, including $2.6 million of other income, $272,000 of interest income, largelyoffset by $2 million of interest expense and $822,000 of foreign currency losses. Income before taxes and noncontrolling interest in the third quarter2019 was a record $48.7 million compared to $47.9 million in the previous quarter. Turning to income taxes. Our effective income tax rate for thethird quarter was approximately 21.8%.

GAAP net income for the third quarter of 2019 was a record $38.1 million or $0.73 per diluted share compared to net income of $36.3 million or$0.70 per diluted share in the second quarter 2019. The share count used to compute GAAP diluted EPS for the third quarter 2019 was 51.9 millionshares. Non-GAAP adjusted net income in the third quarter was a record $41.9 million or $0.81 per diluted share, which excluded, net of tax, $3.7million of noncash acquisition-related intangible asset amortization costs. This compares to non-GAAP adjusted net income of $40 million or $0.77per diluted share in the second quarter 2019.

EBITDA for the third quarter was a record $78.3 million or 24.2% of revenue compared to $77.1 million or 23.9% of revenue in the prior quarter. Wehave included in our earnings release a reconciliation of GAAP net income to non-GAAP adjusted net income and GAAP net income to EBITDA,which provides additional details.

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NOVEMBER 04, 2019 / 10:00PM, DIOD - Q3 2019 Diodes Inc Earnings Call

Cash flow generated from operations was $67.2 million for the third quarter 2019. Free cash flow was $41.8 million, which included $25.4 million for capital expenditures. And net cash flow in the third quarter was a negative $17.1 million, which includes a paydown of $52.6 million of long-termdebt.

Turning to the balance sheet. At the end of third quarter, cash and cash equivalents plus short-term investments totaled approximately $226million. Working capital was $465 million, and long-term debt, including the current portion, was $119 million. In terms of inventory, at the end ofthird quarter, total inventory days increased to 104 in the quarter compared to 100 last quarter. Total inventory dollars amounted to approximately$230.8 million, which reflects $5 million increase in raw materials, $2.8 million increase in finished goods and $100,000 increase in work-in-process.Finished goods inventory days were 27 in the quarter compared to 26 in the second quarter 2019. Capital expenditures on a cash basis for the thirdquarter 2019 were $25.4 million or 7.9% of revenue and within our target model of 5% to 9% of revenue.

Now turning to our outlook. For the fourth quarter, we expect revenue to be approximately $300 million, plus or minus 2%, which at the midpointrepresents annual growth of 2.8% even in the overall weak market environment and continued outperformance of our served market. We expectGAAP gross margin to be 36.5%, plus or minus 1%. Non-GAAP operating expenses, which are GAAP operating expenses adjusted for amortizationof acquisition-related intangible assets, are expected to be approximately 22% of revenue, plus or minus 1%. We expect net interest expense tobe approximately $2 million. Our income tax rate is expected to be 21%, plus or minus 3%. And shares used to calculate diluted EPS for the fourthquarter are anticipated to be approximately 52.5 million. Please note that purchase accounting adjustments of $3.7 million after-tax for Pericomand previous acquisitions are not included in these non-GAAP estimates.

With that said, I will now turn the call over to Emily Yang.

Emily Yang - Diodes Incorporated - VP of Worldwide Sales & Marketing

Thank you, Brett, and good afternoon. Looking more closely at third quarter revenue, POS revenue was up driven by strong demand in Asia.Distributor inventory in terms of weeks was down in the quarter and within our normal range of 11 to 14 weeks, which is where we expect it toremain near-term. Global sales for the third quarter: Asia represented 74% of revenue; Europe, 17%; and North America, 9%. In terms of our endmarkets, industrial was once again our largest representative end market at 28% of revenue; consumer, 24%; communication, 22%; computing,16%; and automotive, 10% of revenue.

Now let me review the end markets in greater detail. Starting with our automotive market, revenue reached another record as we continue to gainincreasing traction and content in this key focus area for Diodes. We also expanded our product portfolio by introducing exciting new productsfor multiple product lines, including MOSFET, crystals, LED drivers, TVS, Zener diodes, protection products, bipolar junction transistors, SBR andsensors.

Diodes also recently released our XRQ family of crystals qualified to AEC-Q200 Grade 1 requirements targeting auto applications that demandfrequency accuracy under harsh environments. Additionally, Diodes' leading PCI Express 4.0 solution and USB Type-C solutions for signal MUXingand signal integrity continued to see growth in emerging automotive applications like instrument cluster, infotainment and assisted drivinginformation. In fact, PCI Express has become the interface of choice for the backbone transmission of engine control units, ADAS, navigation,telematic and infotainment systems. Diodes is well positioned to address this need with a variety of products designed to support the PCI Expressprotocol. Diodes is the only supplier to offer PCI Express 4.0 Clock Generators and Clock Buffers with AECQ Grade 2 105 C ambient temperaturesupport.

Also in the automotive market, we continue to see success with our proprietary SBR technology as well as MOSFET design-ins. These products aresuitable for a wide range of applications in Connected Driving (ADAS,; Telematics and Infotainment); Powertrain (covering conventional hybridand electric vehicles); and Battery Management Systems. In addition, we saw new design wins for our Gate Driver ICs for in-car charging systemsfor portable equipment such as phones and tablets. We also saw growth in our TVS product in cameras and ADAS systems and for our multichiparray products using engine diagnostic test systems. Diodes also had multiple design wins and revenue growth from our newly introduced LEDdriver in rear light and air filter applications.

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NOVEMBER 04, 2019 / 10:00PM, DIOD - Q3 2019 Diodes Inc Earnings Call

In our largest representative end market of industrial, our momentum continued with new design win activities across many applications such asmetering, DC fans, power tools and power supply as well as home appliances, including e-lock applications. Our Glass Passivation Process (GPP)rectifier and bridge rectifier products experienced strong growth in applications, including pumps, mixers, aeration systems and measurementsystems. In the third quarter, revenue increased for our linear-mode discrete LED drivers in various commercial and industrial lighting applications.Bipolar transistors also continued to be in demand for industrial applications where they are often used for voltage regulation and driving thegates of power devices such as MOSFET and IGBT.

Additionally, we continue to expand our market position in industrial PC by expanding design-in activities with our low-power PCI Express 2.0Packet Switch. Our product's low-power performance gives Diodes a leading position in the small-lane count port expansion applications. We arealso seeing USB Type-C adoption into medical equipment with our HDMI over the Type-C Crossbar Switch design-in for transporting video imagesto monitors over a USB Type-C interface. Diodes also introduced during the quarter our universal high-speed crossbar switch that supports thelatest protocols such as PCI Express 4.0, Thunderbolt 3, SuperSpeed USB 20-gigabits per second and 10 GBase-KR. It provides an almost universalsolution to routing high-speed signals up to 20 gigabits per second. Further, with the rapid adoption of high-speed interfaces across multiple endapplications in the IoT industry, ESD protection is becoming more and more important for such data links. Multiple design wins in third quarterconfirm Diodes' leading position in the ESD protection devices.

Turning to consumer. This market continues to be a strong area for Diodes' SBR Schottky and GPP rectifier, growing both sequentially andyear-over-year. We saw increased momentum for new applications like smart speakers, wireless chargers, gaming PC power, white goods, ProtectionCircuit Modules for reverse polarity protection and the IP phone market. Low-leakage CSP products are increasingly used in the battery packs ofportable devices to boost battery life. Also in the quarter, Diodes' protection product continued to gain traction in various panel applications suchas mobile panels, TV panels, monitor panels and notebook panels.

In the communication market, as reported last quarter, we continue to see design win expansion of our products in the 5G applications like CPE,Small Cell, Basestation, Base Band Units (BBU) and Remote Radio Units (RRU) for higher speed, increased bandwidth and improved power density.We also saw additional design wins in 5G applications for discrete, power management, clocks and connectivity products, including USB ReDriversand switches. Power density is one of the key concerns for 5G smartphones, and Diodes has been actively engaged in this market with ourcomprehensive small footprint DFN and CSP MOSFET portfolio. Also in the communication market, we continued to see revenue growth frommobile handset applications for our products like tight-tolerance Zener diodes, high-voltage fast-switching diodes, low-leakage signalo diodesand fast-recovery GPP rectifiers. In addition, our protection products continued to be our key growth area driven by USB Type-C adoption in mobilephone applications.

Lastly, in the computing market, revenue grew in notebook/PC applications for our TVS products, high-current LDOs, tight-tolerance Zener diodes,rectifiers and small-signal fast-switching diodes. Our signal integrity solutions continue to maintain a leadership position as they are well recognizedby CPU partners. With adoption of USB Type-C in notebook and PC applications, we are seeing this area as the next big growth engine for protectionand connectivity products from our Pericom product line.

Speaking of our Pericom IC product line, as Dr. Lu mentioned in his comments, we once again achieved another quarter of record revenue fromthese products, which is a testament to Diodes' ability to leverage our global sales channel and cross-selling opportunities we have been able toachieve across our customer base. We also achieved strong revenue growth for load switches in PC and mobile applications combined withincreasing design wins for our higher-breakdown voltage products for applications such as Power-over-Ethernet, server power and data center.

In summary, our achievement of record results in the third quarter is a further testament to Diodes' consistent execution and the increasing benefitsfrom our total solution sales approach and content expansion at key customers. Further, as indicated by our fourth quarter guidance, we expectfull year revenue to grow 2.8% over 2018, which is further evidence of our continuous outperformance of our served markets. We look forward tothe additional opportunities afforded by the proposed acquisition of Lite-On Semiconductor in terms of broadened product offerings as well aswafer and packaging capacity to further support our future growth.

With that, we'll now open the floor to questions. Operator?

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NOVEMBER 04, 2019 / 10:00PM, DIOD - Q3 2019 Diodes Inc Earnings Call

Q U E S T I O N S A N D A N S W E R S

Operator

(Operator Instructions) Our first question comes from Gary Mobley with Wells Fargo Securities.

Gary Wade Mobley - Wells Fargo Securities, LLC, Research Division - Senior Analyst

I want to start by asking about the gross margin assumption for the fourth quarter. With gross margin expected to decrease about 120 basis pointsquarter-over-quarter, curious to know how much of that is underutilization of manufacturing versus pricing on a like-for-like basis for products.

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Well, Gary, majority actually is coming from underutilization. Right now, our model is 95% for AT, and we could probably go down another 5% forutilization of AT and probably 5% to 10% for wafer fab, okay? Our ASP actually is quite stable. If you remember, we're using the model as 1.5%down to 2% per quarter, ASP 1.5% to 2% down per quarter. That's our model. And we are looking at probably about the same kind of rate. Andbasically the reason from an ASP point of view can be within a model is really for a commodity down more. But if I look at the automotive andPericom IC, in third quarter, they all have their record of -- from automotive and from Pericom ICs and also those high GP products. So from -- weexpect that kind of product area will continue. And therefore, commodity, yes, go down, but the higher GP products will go up. Therefore, our ASPswithin the model.

Gary Wade Mobley - Wells Fargo Securities, LLC, Research Division - Senior Analyst

Okay. As a follow-up question, I want to ask about seasonality for the first quarter. Typically, in the first calendar of any calendar and fiscal year, yousee somewhere in the neighborhood of a 3% sequential revenue decline. Just given what you know today about timing of the Chinese New Yearand maybe demand trends or whatnot, how should we call the seasonal trends in the first quarter relative to revenue? And then with respect toOpEx, one would think that you would show an increase in OpEx sequentially in the first quarter because of payroll taxes and whatnot. But in recentyears, you've basically trended flat in the first quarter on a sequential basis. So how should we call the OpEx change as we look into Q1, Brett?

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Okay, Gary. Again, from a seasonality point of view, our 1Q typically is 5%, okay? And so we will expect this year similar to that kind of drop, but weare not sure yet. But from the market point of view, for which we can see probably similar to that kind of drop, it's about 5%, okay? From theoperational cost point of view, actually, it's going to be more coming from underloading cost, okay? Not from the -- that's the GP. Okay? And fromthe salary operational costs, we have 2 cost up points. One is in July, which is more the -- for the direct up -- more for the indirect employee likeour engineer and our managers, that typically is up in the July -- 1st of July. Then for the operator or operation point of the manufacturing, thenit's in January or right within the Chinese New Year, so it will be in 1Q. So yes, that one operation will be down, operation cost would be up a bitslightly.

Operator

(Operator Instructions) Our next question comes from Shawn Harrison with Longbow Research.

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NOVEMBER 04, 2019 / 10:00PM, DIOD - Q3 2019 Diodes Inc Earnings Call

Shawn Matthew Harrison - Longbow Research LLC - Senior Research Analyst

Congratulations on the strong results.

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Thank you, Shawn.

Shawn Matthew Harrison - Longbow Research LLC - Senior Research Analyst

If you look at the guidance in terms of the sequential change for the December quarter, are there any end-market verticals that you would anticipateto perform better or worse than the implied sequential decline?

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Well, I still believe our Pericom IC and our automotive is still going to perform quite strong, okay? We target 10% this year. And so far, we continuein 10%, and we even have a record in the third quarter. So I still expect we will continue very strong. I don't see a reason or a trend to go weaker inautomotive and Pericom IC.

Emily Yang - Diodes Incorporated - VP of Worldwide Sales & Marketing

Right. So let me just add a little bit more, right? So overall automotive market is definitely not growing, and it's actually quite slow. So majority ofthe growth coming from Diodes is really coming from the content expansion that we've been really focusing on. So again, overall market is definitelynot growing, it's definitely not that positive. But overall, our result has been pretty positive, really driven by the focus we've been focusing on forthe last few years.

Shawn Matthew Harrison - Longbow Research LLC - Senior Research Analyst

And so I guess, the takeaway would be the other performing areas would be within your consumer electronics, communications and PCs, justseasonality plus maybe a little weaker market trends. I'm not trying to put words in your mouth, but...

Emily Yang - Diodes Incorporated - VP of Worldwide Sales & Marketing

Okay. Sorry, I assume you're talking about Q4 revenue guidance?

Shawn Matthew Harrison - Longbow Research LLC - Senior Research Analyst

Correct. Correct. I was wondering it's -- what would be maybe the weaker end markets.

Emily Yang - Diodes Incorporated - VP of Worldwide Sales & Marketing

Right. So I think overall lower revenue guidance is mainly driven by more than usual our year-end inventory adjustment, especially in Europe andNorth America. But if you look at our overall business in 3Q, our POS is actually up, our channel inventory is down. We actually performed betterthan our served market, right? So even with our Q4 guidance, our whole year estimate would still grow about 2.8%, which is still much strongerthan our peers, right? So I think overall, if you look at the business, we are very confident that we're actually in good shape.

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NOVEMBER 04, 2019 / 10:00PM, DIOD - Q3 2019 Diodes Inc Earnings Call

Shawn Matthew Harrison - Longbow Research LLC - Senior Research Analyst

Got you, very helpful. And then a follow-up, tax rate has continued to decline here, which is nice to see. If we look out over the next 12 to 18 months,how much further can that decline?

Brett R. Whitmire - Diodes Incorporated - CFO

Well, I would expect to continue to see some improvement there. It's hard to say exactly what that is, but we're guiding into fourth quarter tocontinue that momentum down. And I would expect to continue to see momentum as we go into 2020. We've been working toward a model, andwe haven't gotten full entitlement of that yet.

Shawn Matthew Harrison - Longbow Research LLC - Senior Research Analyst

Okay. And then last, if I may, just is China a big regulatory approval here, that is the one that you need to see get cleared to get the deal closed inApril? Or is there something else I'm missing?

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

China antitrust is the key item for us to be able to consolidate LSC, okay? We don't see they are going to turn it down. It might just be the timing,okay? We believe they'll approve it. That just may not be the time we expect. So that is the key.

Brett R. Whitmire - Diodes Incorporated - CFO

Yes, that's what we understand from the attorneys that are handling this for us. We basically addressed everything that's been asked. We providedall the information. It's just a matter of timing, working through their process, and we're just trying to keep everybody updated on that.

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

And we apply per the requirement. So just -- we do take all the action applied per order -- government requirement.

Brett R. Whitmire - Diodes Incorporated - CFO

That's right.

Operator

I'm not showing any further questions at this time. I would now like to turn the call back over to Dr. Keh-Shew Lu for any further remarks.

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Thank you for your participation on today's call. Operator, you may now disconnect.

Operator

Ladies and gentlemen, this concludes today's conference call. Thank you for participating. You may now disconnect.

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NOVEMBER 04, 2019 / 10:00PM, DIOD - Q3 2019 Diodes Inc Earnings Call

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